MICRO INTERVENTIONAL SYSTEMS, INC.

1993 STOCK PLAN

1. PURPOSES OF THE PLAN. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company's business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

2. CERTAIN DEFINITIONS. As used herein, the following definitions shall apply:

     a. "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

     b. "Board" means the Board of Directors of the Company.

     c. "Code" means the Internal Revenue Code of 1986, as amended.

     d. "Committee" means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

     e. "Common Stock" means the Common Stock of the Company.

     f. "Company" means Micro Interventional Systems, Inc., a California corporation.

     g. "Consultant" means any person including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

     h. "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leaves is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

     i. "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     j. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     k. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          i. If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange for the last market trading day prior to the time of determination) as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

          ii. If the Common Stock is quoted on the NASDAQ System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

          iii. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

     l. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     m. "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     n. "Option" means a stock option granted pursuant to the Plan.

     o. "Optioned Stock" means the Common Stock subject to an Option.

     p. "Optionee" means an Employee or Consultant who receives an Option.

     q. "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

     r. "Plan" means this 1993 Stock Plan.

     s. "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

     t. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 600,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4. ADMINISTRATION OF THE PLAN.

     a. Procedure.

          i. Administration With Respect to Directors and Officers. With respect to grants of Options to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto ("Rule 16b-3") with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

          ii. Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, nondirector officers and Employees who are neither directors nor officers.

          iii. Administration With Respect to Consultants and Other Employees. With respect to grants of Options to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws and of the Code (the "Applicable Laws"). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

     b. Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

          i. to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

          ii. to select the officers, Consultants and Employees to whom Options may from time to time be granted hereunder;

          iii. to determine whether and to what extent Options are granted hereunder;

          iv. to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

          v. to approve forms of agreement for use under the Plan;

          vi. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

          vii. to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock; and

     c. Effect of Committee's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Options and any other holders of any Options.

5. ELIGIBILITY.

     a. Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     b. Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

     c. For purposes of Section 5(b), Incentive Stock Options shall be taken into account in order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

     d. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or it approval of the shareholders of the Company as described in Section l8 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to a Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. OPTION EXERCISE PRICE AND CONSIDERATION.

     a. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

          i. In the case of an Incentive Stock Option

               A. granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

               B. granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          ii. In the case of a Nonstatutory Stock Option

               A. granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

               B. granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

     b. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (4) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the Company the amount of sale or loan proceeds required to pay the exercise price, (6) by delivering an irrevocable subscription agreement for the Shares which irrevocable obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (7) any combination of the foregoing methods of payment, or (8) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to ben efit the Company (Section 315(b) of the California Corporation law).

9. EXERCISE OF OPTION.

     a. Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate if issued, except as provided in Section 11 of the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     b. Termination of Employment. In the event of termination of an Optionee's consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within thirty
     (30) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not less than thirty (30) days after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     c. Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Consulting relationship or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     d. Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

     e. Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     f. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated by electing to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "Tax Date").

All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

     a. the election must be made on or prior to the applicable Tax Date;

     b. once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made;

     c. all elections shall be subject to the consent or disapproval of the Administrator;

     d. if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

12. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number ofshares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14. AMENDMENT AND TERMINATION OF THE PLAN.

     a. Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

     b. Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Options and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

16. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. AGREEMENTS. Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

18. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

19. INFORMATION TO OPTIONEES. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, a balance sheet and an income statement at least annually.



                                                             SAMPLE STOCK OPTION

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM SUCH REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                             STOCK OPTION AGREEMENT

Micro Interventional Systems, Inc., a California corporation (the "Company"), hereby grants to ___________ (the "Optionee") an Option to purchase a total of ___ shares (the "Shares") of Common Stock, at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1993 Stock Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

     1. NATURE OF THE OPTION. If Optionee is an Employee of the Company, this Option is intended to qualify as an Incentive Stock Option as defined in
     Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If Optionee is a Consultant of the Company, this Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

     2. EXERCISE PRICE. The exercise price is $____ for each share of Common Stock, which price is not less than the fair market value per share of Common Stock on the Date of Grant, as determined by the Board.

     3. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of Section 9 of the Plan as follows:

          i. Right to Exercise.

          a. Subject to Subsection 3(i)(b) and (c), below, 25% of the total number of shares to this Option shall be exercisable per year from the date of grant of this option until all of such shares are exercisable. In no event shall this Option provide for vesting at a rate of less than 20% per year over five years from the date of grant of this Option.

          b. This Option may not be exercised for a fraction of a Share.

          c. In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below.

          ii. Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

          No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     4. INVESTMENT REPRESENTATIONS: RESTRICTIONS ON TRANSFER.

          i. By receipt of this Option, by its execution and by its exercise in whole or in part, Optionee represents to the Company the following:

               a. Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

               b. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               c. Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required under an exemption under applicable securities laws, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

               d. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a nonpublic offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 not be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule l44(e), if applicable. Notwithstanding this paragraph 4(i)(d), the Optionee acknowledges and agrees to the restrictions set forth in paragraph 4(ii).

               e. Optionee understands that in the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule l44, which requires among other things: (l) the availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "brokers transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

          ii. Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering.

     5. METHOD OF PAYMENT. Payment of the purchase price shall be made in cash or check.

     6. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7. TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. If Optionee is an Employee and ceases to serve as an Employee or if Optionee is a Consultant and ceases to serve as a Consultant, then Optionee may, but only within thirty (30) days after the date he ceases to be an Employee or Consultant (as the case may be), exercise this Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if he does not exercise this Option within the time specified herein, this Option shall terminate.

     8. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 7 above, if Optionee is unable to continue his employment or consulting relationship with the Company as a result of his permanent an total disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months from the date of termination of employment or consulting relationship, exercise it at the date of such termination. To the extent that he was not entitled to exercise this Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, this Option shall terminate.

     9. DEATH OF OPTIONEE. In the event of the death of Optionee:

          i. during the term of this Option and while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of this Option, this Option may be exercised, at any time within six (6) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death; or

          ii. within thirty (30) days after the termination of Optionee's Continuous Status as an Employee or Consultant, this Option may be exercised, and at any time within six (6) months following the date of death, by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     11. TERM OF OPTION. Notwithstanding Section 9, this Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     12. EARLY DISPOSITION OF STOCK. If Optionee is an Employee, Optionee understands that if he disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him, he will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the exercise price and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition. The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee. Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition. Optionee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

     13. TAXATION UPON EXERCISE OF OPTION. If Optionee is a Consultant, he understands that, upon exercise of this Option, he will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. The Company will be required to withhold tax from Optionee's current compensation with respect to such income; to the extent that Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as condition of exercise of this Option. Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as capital gain or loss.

     14. MISCELLANEOUS. The recipient of this Option acknowledges that the Company has no additional obligation to issue or sell securities to the Optionee.

DATE OF GRANT: ____________, 1995

                                   MICRO INTERVENTIONAL SYSTEMS, INC.

                                   By:



                                   Title: PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE COMPANY'S PLAN WHICH IS INCORPORATE HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

Dated:___________________               _______________________________________
                                                     OPTIONEE


                                        Residence Address:

                                        _______________________________________

                                        _______________________________________

                                        Social Security Number:

                                        _______________________________________


                                   EXHIBIT A

                               NOTICE OF EXERCISE
                                  STOCK OPTION

TO:

FROM:

DATE:

REGARDING: EXERCISE OF STOCK OPTION

I hereby exercise my option to purchase __________ shares of Common Stock at $________ per share (total exercise price of $ _______ , effective today's date. This notice is given in accordance with the terms of my Stock Option Agreement dated ______________, 199_. The option price and vested amount is in accordance with Sections 2 and 3 of the Stock Option Agreement.

Attached is a check payable to Micro Interventional Systems, Inc. for the total exercise price of the shares being purchased. The undersigned confirms the representations made in Section 4 of the Stock Option Agreement.

Please prepare the stock certificate in the following name(s):

                              ____________________________

                              ____________________________

If the stock is to be registered in a name other than your name, please so advise the Company. The Stock Option Agreement requires the Company's approval for registration in a name other than your name and requires certain agreements from any joint owner.

                                        Sincerely,

                                        _______________________________________
                                                    (Signature)

                                        _______________________________________

                                                  (Print or Type)

Letter and consideration
received on __________________, 199_.


By: _______________________________________